Exhibit 99.3 Investor Review Q2 2020

About the Data INVESTOR REVIEW This data and other information described herein are as of and for the three months ended June€30, 2020 and based on Annualized Rental Income ("ARI"), unless otherwise indicated. Future performance may not be consistent with past performance and is subject to change and inherent risks and uncertainties. This information should be read in conjunction with the financial statements and the Management's Discussion and Analysis of Financial Condition and Results of Operations sections contained in VEREIT, Inc.'s (the "Company," "VEREIT," "us," "our" and "we") Annual Report on Form 10-K for the year ended December 31, 2019 and Quarterly Report on Form 10-Q for the three months ended June€30, 2020, filed with the Securities and Exchange Commission ("SEC"). Rent€collection€percentages€disclosed€are€based€on€contractual€rent€and€recoveries€paid€by€tenants€to cover estimated tax, insurance and common area maintenance expenses, including the Company's pro rata share of such amounts related to properties€owned€by€unconsolidated€joint€ventures. Percentages are calculated using a denominator that reflects pre-COVID-19 rents that has not been adjusted for any rent relief granted. Amounts exclude any tenants in€bankruptcy. In the second quarter of 2020, the Company updated its definition of Normalized EBITDA to include the impact of straight-line rent, in order to be consistent with peer companies. The Company recast the data presented for prior periods, including ratios impacted by the change. For definitions and reconciliations of the Company's non-GAAP measures and operating metrics, please view the Definitions & Reconciliations section of this presentation. Tenants, Trademarks and Logos VEREIT is not affiliated with, is not endorsed by, does not endorse and is not sponsored by or a sponsor of the products or services pictured or mentioned. The names, logos and all related product and service names, design marks and slogans are the trademarks or service marks of their respective companies. 2 www.VEREIT.com | NYSE: VER | Å 2020 VEREIT, Inc.

Forward-Looking Statements INVESTOR REVIEW Information set forth herein contains ‚forward-looking statements" which reflect the Companyƒs expectations and projections regarding future events and plans, the Companyƒs future financial condition, results of operations, liquidity and business, including acquisitions, rent receipts, rent relief requests and rent relief granted, debt levels, maturities and refinancings, liquidity, the payment of future dividends and the impact of COVID-19 on the Companyƒs business. Generally, the words ‚anticipates,„ ‚assumes,„ ‚believes,„ ‚continues,„ ‚could,„ ‚estimates,„ ‚expects,„ ‚goals,„ ‚intends,„ ‚may,„ ‚plans,„ ‚projects,„ ‚seeks,„ ‚should,„ ‚targets,„ ‚will,„ variations of such words and similar expressions identify forward-looking statements. These forward-looking statements are based on information currently available and involve a number of known and unknown assumptions and risks, uncertainties and other factors, which are difficult to predict and beyond the Companyƒs control, that could cause actual events and plans or could cause the Companyƒs business, financial condition, liquidity and results of operations to differ materially from those expressed or implied in the forward-looking statements. Further, information provided regarding historical rent collections should not serve as an indication of future rent collections. The following factors, among others, could cause actual results to differ materially from those set forth in the forward-looking statements: the duration and extent of the impact of COVID-19 on our business and the businesses of our tenants (including their ability to timely make rent payments) and the economy generally; federal, state or local legislation or regulation that could impact the timely payment of rent by tenants in light of COVID-19; the Companyƒs ability to renew leases, lease vacant space or re-lease space as leases expire on favorable terms or at all; risks associated with tenant, geographic and industry concentrations with respect to the Companyƒs properties; risks accompanying the management of its industrial partnership and office partnership; the impact of impairment charges in respect of certain of the Companyƒs properties; unexpected costs or liabilities that may arise from potential dispositions, including related to limited partnership, tenant-in-common and Delaware statutory trust real estate programs and the Companyƒs management with respect to such programs; competition in the acquisition and disposition of properties and in the leasing of its properties including that the Company may be unable to acquire, dispose of, or lease properties on advantageous terms or at all; risks associated with bankruptcies or insolvencies of tenants, from tenant defaults generally or from the unpredictability of the business plans and financial condition of the Companyƒs tenants, which are heightened as a result of the COVID-19 pandemic; risks associated with the Companyƒs substantial indebtedness, including that such indebtedness may affect the Companyƒs ability to pay dividends and that the terms and restrictions within the agreements governing the Companyƒs indebtedness may restrict its borrowing and operating flexibility; the ability to retain or hire key personnel; and continuation or deterioration of current market conditions. Additional factors that may affect future results are contained in the Companyƒs filings with the SEC, which are available at the SECƒs website at www.sec.gov. The Company disclaims any obligation to publicly update or revise any forward-looking statements, whether as a result of changes in underlying assumptions or factors, new information, future events or otherwise, except as required by law. 3 www.VEREIT.com | NYSE: VER | Å 2020 VEREIT, Inc.

Contents INVESTOR REVIEW Company Overview 5 COVID-19 Impacts 11 Portfolio Metrics & Analysis 19 Key Financial Highlights 28 Quarter Highlights 31 Contact Information 33 Definitions & Reconciliations 34 4 www.VEREIT.com | NYSE: VER | Å 2020 VEREIT, Inc.

Company Overview Q2 2020 a …#†

Company Snapshot COMPANY OVERVIEW VEREIT is an owner and operator of one of the largest and most diversified single-tenant real estate portfolios in the U.S. VEREIT focuses on single-tenant, net-lease real estate ‡ Experienced management platform with capabilities across all aspects of property investment management $14.7 billion ‡ Large, diversified platform including approximately Gross Real Estate Investments 3,800 properties and 88.9 million square feet ‡ Long-term net-lease structure provides stable and Retail1 Restaurants1 predictable rent stream payments 2,068 Properties 1,536 Properties ‡ Diverse portfolio across sectors, geographies and tenants Industrial1 Office1 ‡ Provides equity capital to creditworthy corporations 147 Properties 75 Properties in return for long-term leases on their properties 1) Omits 10 properties that consist of a redevelopment property, billboards, construction in progress, land and parking lots. 6 www.VEREIT.com | NYSE: VER | Å 2020 VEREIT, Inc.

VEREIT Is a Full-Service Real Estate Operating Company COMPANY OVERVIEW VEREIT's in-house team of acquisition and disposition experts allow the Company to have full knowledge of the transaction market. ‡ Since 2015, VEREIT has sold approximately $5.0 billion in properties and mortgage related investments at net gains and acquired approximately $2.0 billion in assets, with another $2.8 billion acquired for Cole through Q1 2019. ‡ Since 2015, VEREIT has completed 24.9 million square feet of leasing activity. ‡ VEREIT's leasing team continues to maintain occupancy with a focus on early renewals. ‡ In 2019, VEREIT completed 3.7 million square feet of leasing activity, of which 978,000 square feet were early renewals. ‡ YTD Q2 2020, VEREIT has completed 4.1 million square feet of leasing activity, of which 2.2 million square feet were early renewals. 7 www.VEREIT.com | NYSE: VER | Å 2020 VEREIT, Inc.

Experienced and Proven Management Team Along With Sound Corporate Governance

COMPANY OVERVIEW



Glenn J. Rufrano
Chief Executive Officer

- Since assuming role of CEO on April 1, 2015, has reconstituted Board of Directors, formalized new management team and implemented business plan to guide the Company's strategy
- Prior to VEREIT, was CEO of O'Connor Capital Partners, a real estate investment firm he co-founded in 1983
- From 2010 to 2013 was Global President and CEO of Cushman & Wakefield, Inc.
- Previously held executive leadership roles at Centro Properties Group and New Plan Excel Realty Trust, Inc.
- Previously served on the Boards of General Growth Properties, Trizec Properties, Inc., Columbia Property Trust, Inc. and Ventas, Inc.



Michael J. Bartolotta
Executive Vice President and Chief Financial Officer

- Oversees the accounting, external reporting, financial planning & analysis, treasury and IT functions at VEREIT
- Prior to joining VEREIT, served as EVP and CFO of Cushman & Wakefield, Inc. from 2012 to 2015
- Prior to Cushman, was CFO for EXOR, Inc., a leading European investment company from 1991 to 2012, where he was involved in over 15 U.S. acquisitions and divestitures ranging in size from $20mm to $700+mm
- Served on Board of Directors of Cushman & Wakefield, Inc.



Lauren Goldberg
Executive Vice President, General Counsel and Secretary

- Oversees the Company's legal and regulatory affairs, compliance and risk management
- Prior to joining VEREIT, served as EVP, General Counsel and the Chief Compliance Officer for Revlon, the global cosmetics company, where she was responsible for legal and regulatory affairs, served on senior operating committee and oversaw corporate governance
- Previously served as SVP - Law for MacAndrews & Forbes, Inc., Assistant United States Attorney for the Southern District of New York, and as an associate with Stillman & Friedman P.C. and Fried, Frank, Harris, Shriver & Jacobson LLP
- Law degree from Columbia Law School and undergraduate degree from the Wharton School, University of Pennsylvania



Paul McDowell
Executive Vice President and Chief Operating Officer

- Responsible for VEREIT's asset management, property management, construction management, portfolio management, underwriting, credit analysis and leasing
- Also serves on VEREIT investment committee, which reviews each asset to ensure alignment with the Company's objectives
- Previously was founder of CapLease, a formerly publicly traded net-lease REIT, where he served as CEO from 2001-2014 and Chairman from 2007-2014



Thomas W. Roberts
Executive Vice President and Chief Investment Officer

- Oversees VEREIT's real estate transaction activities for institutional partnerships, single-tenant retail, office and industrial properties including acquisitions, sale-leaseback transactions, build-to-suits and dispositions
- Previously served as President and CEO of Opus West Corporation from 1993 to 2009, where he was responsible for design, construction and development of more than 50 million square feet of commercial real estate
- Served as VP, Real Estate Development for Koll Company prior to Opus West

Corporate Governance
VEREIT remains committed to sound corporate governance policies.

- Opted-out of Maryland anti-takeover statutes
- Majority voting for uncontested director elections
- Stockholder rights plan limits
- Proxy access
- Clawback policy for the potential recoupment of officer compensation

8 www.VEREIT.com | NYSE: VER | © 2020 VEREIT, Inc. VEREIT

VEREIT's Corporate Responsibility Standards

COMPANY OVERVIEW

The Company has a strong commitment to serve our tenants, stakeholders, and employees through our business approach which is disciplined, transparent, and consistent. This model permeates into every part of our business, including company culture, environmental initiatives and our community involvement. Below are highlights of our commitment:

Environmental

Corporate Headquarters - LEED green building certification at the Company's corporate headquarters certifies that the building is highly efficient and a cost-saving green building.

Trip Reduction Program - We participate in the Phoenix Valley Metro's Clean Air Campaign Trip Reduction Program to encourage alternative modes of transportation for employees.

Tenant Environmental Practices - Tenants play a primary role in the environmental practices of the properties included in the Company's portfolio. The organization's Property Management team engages with top tenants to participate in programs such as LEED certification, GHG reporting, carbon intensity testing, water efficiency and FSC certification to maintain environmental standards.

Social

Diverse Hiring Practices - The Company has a commitment to equal employment opportunities and does not discriminate against any person based on race, color, religion, sex, national origin, age, disability, sexual orientation, gender identification or expression, genetic information or any other basis made unlawful by federal, state or local law, ordinance or regulation.

Community Involvement - Since 2015, our employees have contributed more than 1,200 service hours to local nonprofit organizations and have made substantial financial contributions.

Industry Growth - We participate in local university partnerships and manage an internship program to support the development of future real estate professionals.

Governance

Commitment to Sound Corporate Governance Policies - The Company remains committed to sound corporate governance policies and has, among other things, opted-out of Maryland's anti-takeover statutes, adopted majority voting for uncontested director elections, adopted proxy access and stockholder rights plan limits and requires that all directors are elected annually.

Industry Impact
VEREIT contributes to steering the REIT industry on ESG issues through participation in Nareit's Real Estate Sustainability Council.

Commitment to Sustainable Transportation
In 2019, VEREIT received the Outstanding Travel Reduction Award from the Phoenix Department of Transportation.

Employee Satisfaction
In part because of programs like vibe, the Company's wellness initiative, VEREIT has received multiple corporate culture awards.

Dedicated to Diversity
VEREIT has been designated as a "winning" company by the 2020 Women on Boards organization for having more than 20% of women on its Board of Directors.

Community Engagement
The VEREIT Values program was created to connect employees with charitable organizations in the community.

9 www.VEREIT.com | NYSE: VER | © 2020 VEREIT, Inc.

Key Accomplishments

COMPANY OVERVIEW

In 2015, Glenn Rufrano was hired as CEO and a business plan was established to revitalize and enhance the Company. Key components include:

- Strengthening and diversifying the portfolio
- Creating an investment-grade balance sheet
- Maintaining strong and consistent leadership

Since then, these objectives have been accomplished in the following ways:

- ✓ VEREIT has sold approximately $5.0 billion in properties and mortgage related investments at net gains and acquired approximately $2.0 billion in assets. Additionally, VEREIT acquired $2.8 billion for Cole through Q1 2019.
- ✓ VEREIT has reduced total debt from $10.4 billion to $5.97 billion and Net Debt to Normalized EBITDA from 6.9x to 5.8x.[1]
- ✓ VEREIT remains committed to having strong corporate governance through the reconstitution of its Board of Directors and implementation of sound corporate governance policies.
- ✓ Received Investment Grade Corporate Ratings from S&P, Moody's and Fitch. During the fourth quarter 2019, Fitch Ratings upgraded the Company's corporate rating from 'BBB-' to 'BBB' with the Rating Outlook remaining at 'Stable' and Moody's affirmed the Company's rating of 'Baa3' and updated the Rating Outlook from 'Stable' to 'Positive.'
- ✓ Simplified the business by selling Cole Capital.
- ✓ VEREIT accessed the public markets by issuing approximately $1.7 billion of equity and $3.4 billion of debt along with a credit facility comprised of a $1.5 billion unsecured revolving credit line and a $900.0 million unsecured term loan - enhancing our liquidity and financial flexibility.
- ✓ Formed an industrial partnership and office partnership increasing the Company's sourcing opportunities while utilizing VEREIT's in-house infrastructure to maximize the value of the enterprises.
- ✓ Resolved all outstanding legacy litigation.

1) Based on Normalized EBITDA adjusted for abated rent annualized.

10 www.VEREIT.com | NYSE: VER | © 2020 VEREIT, Inc.
VEREIT

COVID-19 Impacts a …#†

Rent Collection and Relief Requests: Overview1 COVID-19 IMPACTS € As of July€27, 2020: COVID-19€ Collected IMPACTS 86% of April rent. € Collected 85% of May rent. € Collected 86% of June rent. € Collected 85% of Q2 rent, in aggregate. € Collected 91% of July rent. € Tenants representing 33% of total ARI have requested rent relief Property Type Rent Collection Rent Relief Requests2 as of July 27, 2020 as of July 27, 2020 April May June Q2 July Total 86% 85% 86% 85% 91% 33% Investment Grade 99% 99% 99% 99% 99% 7% Public 96% 96% 96% 94% 98% 19% Retail 88% 87% 89% 88% 96% 28% Investment Grade 100% 99% 99% 99% 99% 9% Public 93% 93% 95% 94% 98% 18% Restaurant 55% 56% 56% 56% 68% 69% Investment Grade 100% 96% 96% 97% 96% ‰% Public 98% 92% 92% 94% 99% 54% Industrial 99% 99% 94% 97% 95% 28% Investment Grade 100% 99% 99% 99% 99% 11% Public 100% 100% 94% 98% 99% 27% Office 98% 97% 97% 98% 97% 8% Investment Grade 99% 97% 97% 98% 98% 2% Public 100% 100% 100% 100% 98% 2% 1) Rent collection and rent relief data includes July rent expected to be received from a Government agency tenant that pays in arrears of approximately 2%. 2) Represents the portion of the % ARI that corresponds to the tenants that submitted requests for rent relief. 12 www.VEREIT.com | NYSE: VER | Å 2020 VEREIT, Inc.

Rent Collection and Relief Requests: Overview1 COVID-19 IMPACTS ‡ VEREIT has been in communication ‡ 8 of VEREIT's top 10 tenants have paid April rent, representing 78% of with all tenants who have requested top 10 tenant rent. ‡ 8 of VEREIT's top 10 tenants have paid May rent, representing 77% of rent relief to discuss the impact of top 10 tenant rent. COVID-19 on their businesses. ‡ 8 of VEREIT's top 10 tenants have paid June rent, representing 77% of top 10 tenant rent. ‡ VEREIT is evaluating tenant relief ‡ 10 of VEREIT's top 10 tenants have paid July rent, representing 90% of requests on a case-by-case basis top 10 tenant rent. with close attention to the tenants' ‡ 17 of VEREIT's top 20 tenants have paid April rent, representing 82% of ongoing operations, unit coverage, top 20 tenant rent. liquidity and financial health. ‡ 17 of VEREIT's top 20 tenants have paid May rent, representing 81% of top 20 tenant rent. ‡ Rent relief requests generally range ‡ 17 of VEREIT's top 20 tenants have paid June rent, representing 79% of from 2 to 4 months and would be top 20 tenant rent. expected to be paid back within 12 ‡ 20 of VEREIT's top 20 tenants have paid July rent, representing 92% of top 20 tenant rent. months. ‡ VEREIT received rent relief requests from tenants representing approximately 33% of ARI. - 17% were approved, - 3% are in negotiations, and - 13% have either been denied or VEREIT has not yet taken action ‡ Rent collection within the 13% was approximately 87% in Q2 and 89% in July 1) Rent collection and rent relief data as of July 27, 2020 and includes July rent expected to be received from a Government agency tenant that pays in arrears of approximately 2%. 13 www.VEREIT.com | NYSE: VER | Å 2020 VEREIT, Inc.

Rent Collection and Relief Requests by Industry[1]

Industry designations based on NAICS categorization

COVID-19 IMPACTS

Property Type	% ARI	Rent Relief Requests[2]	April Rent Collected	May Rent Collected	June Rent Collected	July Rent Collected
High Collection / Necessity:						
Retail - Discount	8.1%	11%	98%	97%	98%	98%
Retail - Pharmacy	5.6%	—%	100%	100%	100%	100%
Retail - Grocery & Supermarket	3.8%	—%	100%	100%	100%	100%
Retail - Home & Garden	3.5%	15%	98%	96%	100%	100%
Retail - Gas & Convenience	3.0%	2%	100%	100%	100%	100%
Retail - Motor Vehicle	2.9%	28%	94%	97%	97%	100%
Finance	1.9%	9%	100%	100%	100%	99%
Retail - Warehouse Clubs	1.7%	—%	100%	100%	100%	100%
Retail - Medical Services	1.1%	5%	99%	99%	99%	100%
Retail - Pet Supply	1.0%	100%	100%	94%	94%	82%
Retail - Department Stores	0.7%	92%	100%	100%	100%	100%
Retail - Electronics & Appliances	0.7%	96%	100%	100%	100%	95%
Rental	0.6%	22%	100%	100%	100%	100%
Retail - Hobby, Books & Music	0.5%	4%	95%	96%	97%	98%
Retail - Specialty (Other)	0.4%	53%	87%	84%	85%	92%
Retail - Apparel & Jewelry	0.3%	93%	47%	47%	97%	92%
All Other	0.4%	57%	80%	81%	83%	82%
Total Retail - High Collection / Necessity	**36.2%**	**16%**	**98%**	**97%**	**99%**	**98%**
Restaurants - Quick Service	**8.8%**	**52%**	**82%**	**79%**	**81%**	**80%**
Industrial	**16.7%**	**28%**	**99%**	**99%**	**94%**	**95%**
Office	**17.6%**	**8%**	**98%**	**97%**	**97%**	**97%**
Total High Collection / Necessity	**79.3%**	**21%**	**97%**	**96%**	**96%**	**95%**
Improving:						
Retail - Home Furnishings	2.9%	61%	32%	27%	47%	99%
Retail - Sporting Goods	2.1%	82%	50%	64%	67%	74%
Total Improving	**5.0%**	**70%**	**41%**	**45%**	**57%**	**86%**
Other:						
Restaurants - Casual Dining	12.1%	82%	35%	39%	38%	59%
Entertainment & Recreation	3.6%	99%	33%	26%	28%	82%
Total Other	**15.7%**	**86%**	**34%**	**36%**	**36%**	**64%**
Total	**100.0%**	**33%**	**86%**	**85%**	**86%**	**91%**

1) Rent collection and rent relief data as of July 27, 2020 and includes July rent expected to be received from a Government agency tenant that pays in arrears of approximately 2%.
2) Represents the portion of the % ARI that corresponds to the tenants that submitted requests for rent relief.

14 www.VEREIT.com | NYSE: VER | © 2020 VEREIT, Inc.

VEREIT

Collections by State 1,2 COVID-19 IMPACTS Retail Quick Service Casual Dining Industrial Office Total State Status % ARI Apr May Jun Jul Apr May Jun Jul Apr May Jun Jul Apr May Jun Jul Apr May Jun Jul Apr May Jun Jul Portfolio 100.0% 88% 87% 89% 96% 82% 79% 81% 80% 35% 39% 38% 59% 99% 99% 94% 95% 98% 97% 97% 97% 86% 85% 86% 91% Reopened 18.9% 89% 89% 91% 96% 75% 74% 77% 77% 41% 39% 43% 66% 100% 99% 94% 93% 100% 99% 99% 100% 87% 86% 87% 91% Reopening 24.3% 90% 90% 92% 98% 82% 80% 81% 76% 33% 35% 36% 59% 97% 97% 88% 88% 97% 96% 95% 96% 86% 86% 85% 89% Pausing 19.8% 86% 88% 89% 95% 85% 82% 81% 80% 36% 48% 36% 56% 100% 100% 100% 100% 100% 98% 98% 99% 86% 87% 86% 92% Reversing 36.9% 86% 85% 87% 96% 82% 79% 82% 85% 33% 38% 40% 57% 100% 100% 98% 97% 98% 96% 98% 94% 84% 84% 85% 90% 1) Source: The New York Times - See How All 50 States Are Reopening (and Closing Again) as of 07/29/20. 2) Reopened: WY, OK, UT, MT, AK, NH, IA, WI, ND, KS, MO, NE, MN, SD, VA, PA, WV Reopening: OH, IL, ME, MA, NY, VT, RI, HI, GA, TN Pausing: MD, DE, IN, CT, NJ, OR, ID, WA, SC, NC, AL, MS, AR Reversing: KY, MI, AZ, CO, CA, NM, NV, FL, TX, LA, PR 15 www.VEREIT.com | NYSE: VER | Å 2020 VEREIT, Inc.

Collections Details1,2 COVID-19 IMPACTS VEREIT's rent collection continues to improve. Q2 2020 Collections July 2020 Collections Rent Collected: 85.5% Rent Collected: 90.6% Uncollected Rent: 7.4% Uncollected Rent: 5.3% Deferrals Executed: 3.2% Deferrals Executed: 2.2% Abatement: 4.0% Abatement: 2.0% 14.5% of rent was not collected 9.4% of rent was not collected in Q2 2020. in July 2020. Q2 2020 July 2020 $ Amount % of Total $ Amount % of Total (in thousands) (in thousands) Total Uncollected Rent $ 41,044 14.5% $ 9,000 9.4% Less: Deferrals Executed 8,909 3.2% 2,068 2.2% Abatements Executed 11,184 4.0% 1,894 2.0% Uncollected Rent $ 20,951 7.4% $ 5,038 5.3% COVID-19 Related Reserved Rent3 $ 4,721 1.7% (included within Uncollected Rent) 1) Rent collection and rent relief data as of July 27, 2020 and includes July rent expected to be received from a Government agency tenant that pays in arrears of approximately 2%. 2) Amounts may not total due to rounding. 3) Excludes $3.7 million of straight-line rent receivables. 16 www.VEREIT.com | NYSE: VER | Å 2020 VEREIT, Inc.

Open Stores1 COVID-19 IMPACTS Open Store Count - May 15, 2020 Partially Open Open Closed % % % Total Retail & Restaurant 76% 16% 8% Total Retail 90% 5% 5% Casual Dining 20% 67% 13% Quick Service 79% 13% 8% Total Restaurant 57% 33% 10% Open Store Count - July 27, 2020 Partially Open Open Closed % % % Total Retail & Restaurant 94% 3% 3% Total Retail 98% 1% 1% Casual Dining 88% 7% 5% Quick Service 87% 8% 5% Total Restaurant 87% 8% 5% 1) Data estimates are compiled from available sources, including news reports, tenant contact and public filings. Figures are calculated based on store counts and not on ARI. 17 www.VEREIT.com | NYSE: VER | Å 2020 VEREIT, Inc.

VEREIT Properties in Relation to COVID-19 Cases COVID-19 cases1 as of 07/29/20 COVID-19 IMPACTS 1) Cases by State Source: Centers for Disease Control and Prevention (CDC) - Cases in the U.S. Pacific Southwest cases include Hawaii. VEREIT does not own any properties in this state. 18 www.VEREIT.com | NYSE: VER | Å 2020 VEREIT, Inc.

Portfolio Metrics & Analysis Q2 2020 a …#†

Key Portfolio Metrics PORTFOLIO Portfolio Property Type As of 6/30/2020 Other: 0.1% Office: 17.6% Operating Properties 3,836 Total Rentable Square Feet (in millions) 88.9 Retail: 44.9% Annualized Rental Income $1.1 Billion Industrial: 16.7% Economic Occupancy Rate 98.8% WALT (years) 8.5 Restaurant: 20.7% 3 Investment Grade 1 37.0% Number of Tenants 602 Number of Industries 41 Number of States 2 49 Top 10 Tenant Concentration 26.8% Gross Real Estate Investments $14.7 Billion 1) Investment-grade tenants are those with an S&P credit rating of BBB- or higher or a Moody's credit rating of Baa3 or higher. The ratings may reflect those assigned by S&P or Moody's to the lease guarantor or the parent company, as applicable. 2) The CompanyÅs properties are also located in Puerto Rico (3 properties). 3) Restaurant category includes Casual Dining (12.1%) and Quick Service (8.8%) (industry percentages include restaurant tenants in other property types). 20 www.VEREIT.com | NYSE: VER | Å 2020 VEREIT, Inc.

Property Type Diversification

PORTFOLIO

Retail



Operating Properties[1]: **2,068**
Rentable Square Feet: **33,867**
WALT: **9.0 years**
Investment Grade Tenants: **45.9%**
Annualized Rental Income: **44.9%**
Top Ten Tenants:

- **Dollar Tree/Family Dollar**
- **Dollar General**
- **Walgreens**
- **CVS**
- **LA Fitness**
- **Albertson's**
- **Tractor Supply**
- **BJ's Wholesale Club**
- **At Home**
- **Advance Auto Parts**

Restaurant


Wendy's
QUALITY

Operating Properties: **1,536**
Rentable Square Feet: **7,075**
WALT: **11.4 years**
Investment Grade Tenants: **3.3%**
Annualized Rental Income: **20.7%**
Top Ten Tenants:

- **Red Lobster**
- **Bloomin' Brands**
- **Apple American Group, LLC**
- **GMRI, Inc**
- **Border Holdings, LLC**
- **Golden Corral**
- **Wendy's Company**
- **Neighborhood Restaurant Partners Florida, LLC**
- **Cracker Barrel**
- **Arby's Restaurant Group, Inc.**

Industry	2018 Occupancy Cost [2]	Target %
Automotive	8.7%	8.0 - 10.0%
Discount	7.4%	6.0 - 8.0%
Grocery & Supermarket	2.9%	2.0 - 4.0%
Home & Garden	2.0%	2.0 - 4.0%
Pharmacy	4.8%	4.0 - 6.0%
Other	3.9%	N/A

Industry	2018 Occupancy Cost [2]	Target %
Casual Dining	7.0%	6.75 - 8.0%
Quick Service	7.4%	7.5 - 8.5%

Property Type	Q2 2020 Weighted-Average Rent Coverage [3]
Retail and Restaurant	2.50x

1) Includes six anchored shopping centers, representing 1.1% of ARI. 2) Occupancy costs are calculated as rent per the lease terms, divided by property level sales for the year ended December 31, 2018. Property level sales data was collected for 79.5% of retail and restaurant properties required to provide unit level sales reports, representing 49.6% of retail and restaurant properties owned for the entirety of 2019 (excluding dark and vacant properties; percentages based on property count). 3) Rent coverage is calculated as our tenants' property level EBITDAR (earnings before interest, tax, depreciation, amortization and rent), prior to the deduction of any corporate overhead expenses, for the most recently provided trailing twelve-month period (or in certain cases, less than twelve months, annualized) divided by annualized June 2020 rent per the lease terms. Property level performance data was collected for 93.1% of retail and restaurant properties required to provide unit level financial information, representing 45.1% of retail and restaurant properties owned at June 30, 2020 (excluding vacant and dark properties; percentages based on property count). 83.1% of tenant financial information analyzed reflects periods ended March 31, 2020 or prior.

21 www.VEREIT.com | NYSE: VER | © 2020 VEREIT, Inc.

VEREIT

Property Type Diversification

PORTFOLIO



Office

Operating Properties: **75**
Rentable Square Feet: **11,549**
WALT: **5.0 years**
Investment Grade Tenants: **55.0%**
Annualized Rental Income: **17.6%**
Top Ten Tenants:

- **General Service Administration**
- **Merrill Lynch**
- **AON**
- **Healthnow**
- **PetSmart**
- **RSA Security**
- **Cigna**
- **Peraton**
- **Rolls-Royce**
- **Cimarex Energy**

- Property types include single-tenant corporate headquarters and mission-critical business operations with creditworthy tenants
- Strategic locations with 34% serving as corporate headquarters and 66% focused on corporate operations
- Strong 10-mile demographics and local business environment



Industrial

Operating Properties: **147**
Rentable Square Feet: **36,456**
WALT: **7.1 years**
Investment Grade Tenants: **36.2%**
Annualized Rental Income: **16.7%**
Top Ten Tenants:

- **FedEx**
- **Goodyear**
- **Bed Bath & Beyond**
- **Graphic Packaging**
- **Bi-Lo, LLC**
- **Rubbermaid**
- **Amazon**
- **General Mills**
- **Hanesbrands**
- **Tiffany & Co.**

- Property types include single-tenant distribution and warehouse facilities with creditworthy tenants
- Essential and strategic locations with 88% dedicated to distribution or warehousing
- Close proximity to ports, railways, major freeways and/or interstate highways

22 www.VEREIT.com | NYSE: VER | © 2020 VEREIT, Inc.

VEREIT

Portfolio Diversification by Tenant

PORTFOLIO

- VEREIT owns and actively manages a diversified credit portfolio of net-lease real estate assets primarily comprised of single-tenant properties.
- 48 tenants individually represent 0.5% or greater of ARI, comprising 56.8% of the total portfolio. The remaining 554 tenants comprise 43.2% of the portfolio.
- 21 of the 48 tenants are investment-grade rated.
- 32 of the 48 tenants are public companies.

Tenant Group	% ARI	Public /Private	Ratings[1]
Red Lobster	4.8%	Private	CCC+
Dollar Tree/Family Dollar	3.5%	Public	**BBB-**
Dollar General	3.2%	Public	**BBB**
Walgreens	3.0%	Public	**BBB**
CVS	2.6%	Public	**BBB**
FedEx	2.6%	Public	**BBB**
LA Fitness	1.9%	Private	CCC+
BJ's Wholesale Club	1.9%	Public	BB-
Albertson's	1.7%	Public	B+
PetSmart	1.6%	Private	B-
Goodyear	1.6%	Public	B+
Tractor Supply	1.5%	Public	NR
General Service Administration	1.3%	Private	**AA+**
At Home	1.1%	Public	CCC+
Advance Auto Parts	1.1%	Public	**BBB-**
Lowe's	1.0%	Public	**BBB+**
Merrill Lynch	1.0%	Public	**A-**
AON	1.0%	Public	**A-**
Topgolf	1.0%	Private	CCC+
Bed Bath & Beyond	1.0%	Public	B+
Best Buy	1.0%	Public	**BBB**
Bloomin' Brands	0.8%	Public	B+
Cabela's	0.8%	Private	B
Citizens Bank	0.8%	Public	**A-**

Tenant Group	% ARI	Public /Private	Ratings[1]
Home Depot	0.8%	Public	**A**
Academy Sports + Outdoors	0.8%	Private	CCC+
Graphic Packaging	0.7%	Public	BB+
Healthnow	0.7%	Private	**BBB**
Bi-Lo, LLC	0.7%	Private	B-
Apple American Group, LLC	0.7%	Private	B-
GMRI, Inc	0.7%	Public	**BBB-**
Talbots	0.7%	Private	CCC+
Kohl's	0.7%	Public	**BBB-**
RSA Security	0.6%	Public	BB+
SunTrust Bank	0.6%	Public	**A-**
Border Holdings, LLC	0.6%	Private	NR
Rubbermaid	0.6%	Public	BB+
Amazon	0.6%	Public	**AA-**
General Mills	0.6%	Public	**BBB**
Art Van Furniture	0.6%	Private	NR
Golden Corral	0.6%	Private	NR
Hanesbrands	0.6%	Public	BB
Cigna	0.5%	Public	**A-**
DaVita Dialysis	0.5%	Public	BB
Wendy's Company	0.5%	Public	NR
Neighborhood Restaurant Partners Florida, LLC	0.5%	Private	NR
Fresenius Medical Care	0.5%	Public	**BBB**
Peraton	0.5%	Private	B

1) Bold indicates investment grade. Ratings may reflect those of the tenant, guarantor or a related parent company.

23 www.VEREIT.com | NYSE: VER | © 2020 VEREIT, Inc.
VEREIT

Property Type Analysis: Retail[1]

ARI reflects retail properties only and does not include restaurants, office, industrial and other. Industry designations based on NAICS categorization.

PORTFOLIO

Diversified Retail Portfolio						
Industry Group	**% ARI**	**Rent Relief Requests[2]**	**April Rent Collected**	**May Rent Collected**	**June Rent Collected**	**July Rent Collected**
Retail - Discount	8.1%	11%	98%	97%	98%	98%
Retail - Pharmacy	5.6%	—%	100%	100%	100%	100%
Retail - Grocery & Supermarket	3.8%	—%	100%	100%	100%	100%
Entertainment & Recreation	3.6%	99%	33%	26%	28%	82%
Retail - Home & Garden	3.5%	15%	98%	96%	100%	100%
Retail - Gas & Convenience	3.0%	2%	100%	100%	100%	100%
Retail - Motor Vehicle	2.9%	28%	94%	97%	97%	100%
Retail - Home Furnishings	2.9%	61%	32%	27%	47%	99%
Retail - Sporting Goods	2.1%	82%	50%	64%	67%	74%
Finance	1.9%	9%	100%	100%	100%	99%
Retail - Warehouse Clubs	1.7%	—%	100%	100%	100%	100%
Retail - Medical Services	1.1%	5%	99%	99%	99%	100%
Retail - Pet Supply	1.0%	100%	100%	94%	94%	82%
Retail - Department Stores	0.7%	92%	100%	100%	100%	100%
Retail - Electronics & Appliances	0.7%	96%	100%	100%	100%	95%
Rental	0.6%	22%	100%	100%	100%	100%
Retail - Hobby, Books & Music	0.5%	4%	95%	96%	97%	98%
Retail - Specialty (Other)	0.4%	53%	87%	84%	85%	92%
Retail - Apparel & Jewelry	0.3%	93%	47%	47%	97%	92%
All Other[3]	0.5%	57%	80%	81%	83%	82%
Total	**44.9%**	**28%**	**88%**	**87%**	**89%**	**96%**

VEREIT's Single-Tenant Retail Advantages

- Dominated by off-price and necessity shopping
- Approximately 71% of retail revenue derived from public companies
- Credit tenants on long-term leases with substantial capital investment (45.9% investment grade)
- Generally, no use restrictions or co-tenancy issues
- Ability to target desired tenants and industries

1) Rent collection and rent relief data as of July 27, 2020 and includes July rent expected to be received from a Government agency tenant that pays in arrears of approximately 2%.
2) Represents the portion of the % ARI that corresponds to the tenants that submitted requests for rent relief.
3) Includes nine industries that each represent 0.2% or less.

24 www.VEREIT.com | NYSE: VER | © 2020 VEREIT, Inc.

VEREIT

Property Type Analysis: Retail Category by Percent of Portfolio ARI

ARI reflects retail properties only and does not include restaurants, office, industrial and other. Industry designations based on NAICS categorization.

PORTFOLIO

Retail - Discount		
Tenant	% ARI	Investment Grade
Dollar Tree/ Family Dollar	3.5%	✓
Dollar General	3.2%	✓
Wal-Mart	0.4%	✓
Mills Fleet Farm	0.3%	
Burlington	0.2%	
Ross	0.1%	✓
Marshalls	0.1%	✓
DSW	0.1%	
TJ Maxx	0.1%	✓
Five Below	0.1%	
Big Lots	0.1%	
Other	0.1%	
Total	**8.1%**	

Retail - Pharmacy		
Tenant	% ARI	Investment Grade
Walgreens	3.0%	✓
CVS	2.3%	✓
Rite Aid	0.3%	
Total	**5.6%**	

Retail - Grocery & Supermarket		
Tenant	% ARI	Investment Grade
Albertson's	1.7%	
Fresh Thyme Farmers Market	0.4%	
Giant Eagle	0.2%	
Harps Food Stores	0.2%	
Dahl's	0.2%	
Natural Grocers	0.1%	
Giant	0.1%	✓
Stop & Shop	0.1%	✓
Trader Joe's	0.1%	
Whole Foods	0.1%	
Publix	0.1%	
Food Lion	0.1%	✓
Family Fare	0.1%	
Sprouts	0.1%	
Other	0.2%	
Total	**3.8%**	

Entertainment & Recreation		
Tenant	% ARI	Investment Grade
LA Fitness	1.9%	
Topgolf	1.0%	
24 Hour Fitness	0.2%	
Spare Time	0.2%	
Regal Cinemas	0.1%	
Urban Air Adventure Park	0.1%	
AMC Theaters	0.1%	
Chuze Fitness	0.1%	
Other	—%	
Total	**3.6%**	

Retail - Home & Garden		
Tenant	% ARI	Investment Grade
Tractor Supply	1.5%	
Lowe's	1.0%	✓
Home Depot	0.4%	✓
Floor & Decor	0.4%	
Bed Bath & Beyond	0.1%	
Other	0.1%	
Total	**3.5%**	

NOTE: Amounts may not total due to rounding.

25 www.VEREIT.com | NYSE: VER | © 2020 VEREIT, Inc.

VEREIT

Property Type Analysis: Retail Category by Percent of Portfolio ARI

ARI reflects retail properties only and does not include restaurants, office, industrial and other. Industry designations based on NAICS categorization.

PORTFOLIO

Retail - Convenience		
Tenant	% ARI	Investment Grade
Thorntons	0.5%	
7-Eleven	0.5%	✓
Kum & Go	0.4%	
Stripes	0.4%	
Circle K	0.3%	✓
RaceTrac	0.2%	
Mad Max	0.2%	
SuperAmerica	0.1%	✓
Irving Oil	0.1%	
Bread & Butter Shop	0.1%	
Fas Mart	0.1%	
E-Z Mart	0.1%	
WaWa	0.1%	
Other	0.2%	
Total	**3.0%**	

Retail - Motor Vehicle		
Tenant	% ARI	Investment Grade
Advance Auto Parts	1.1%	✓
Take 5 Oil Change	0.3%	
CarMax	0.3%	
Car Wash USA	0.2%	
Mister Car Wash	0.2%	
Goo Goo	0.2%	
AutoZone	0.1%	✓
O'Reilly Auto Parts	0.1%	✓
America's PowerSports, Inc.	0.1%	
Goodyear	0.1%	
Other	0.3%	
Total	**2.9%**	

Retail - Home Furnishings		
Tenant	% ARI	Investment Grade
At Home	1.1%	
Art Van Furniture	0.6%	
La-Z-Boy	0.4%	
Mattress Firm	0.3%	
Steinhafels	0.3%	
Other	0.1%	
Total	**2.9%**	

Retail - Sporting Goods		
Tenant	% ARI	Investment Grade
Bass Pro Shops (Cabela's)	0.8%	
Academy Sports + Outdoors	0.8%	
Dick's Sporting Goods	0.2%	
West Marine	0.2%	
Other	—%	
Total	**2.1%**	

Finance		
Tenant	% ARI	Investment Grade
Citizens Bank	0.8%	✓
SunTrust Bank	0.6%	✓
US Bank	0.2%	✓
PLS Check Cashers	0.2%	
Santander	0.1%	✓
Other	0.2%	
Total	**1.9%**	

Retail - Warehouse Clubs		
Tenant	% ARI	Investment Grade
BJ's Wholesale Club	1.5%	
Sam's Club	0.2%	✓
Total	**1.7%**	

NOTE: Amounts may not total due to rounding.

26 www.VEREIT.com | NYSE: VER | © 2020 VEREIT, Inc.

VEREIT

Property Type Analysis: Retail Category by Percent of Portfolio ARI

ARI reflects retail properties only and does not include restaurants, office, industrial and other. Industry designations based on NAICS categorization.

PORTFOLIO

Retail - Medical Services		
Tenant	% ARI	Investment Grade
Fresenius Medical Care	0.5%	✓
DaVita Dialysis	0.3%	
Physicians Immediate Care	0.1%	
AMITA Health	0.1%	
Other	0.2%	
Total	**1.1%**	

Retail - Pet Supply		
Tenant	% ARI	Investment Grade
PetSmart	0.9%	
Petco	0.1%	
Total	**1.0%**	

Retail - Department Stores		
Tenant	% ARI	Investment Grade
Kohl's	0.7%	✓
Beall's	0.1%	
Other	—%	
Total	**0.7%**	

Retail - Electronics & Appliances		
Tenant	% ARI	Investment Grade
Best Buy	0.7%	✓
Other	—%	
Total	**0.7%**	

Rental		
Tenant	% ARI	Investment Grade
Aaron's	0.4%	
Vanguard Car Rental	0.1%	
Other	—%	✓
Total	**0.6%**	

Retail - Hobby, Books & Music		
Tenant	% ARI	Investment Grade
Hobby Lobby	0.3%	
Michaels	0.1%	
Other	—%	
Total	**0.5%**	

Retail - Specialty (Other)		
Tenant	% ARI	Investment Grade
Ulta Beauty	0.1%	
Cash Wise	0.1%	
Other	0.1%	
Total	**0.4%**	

Retail - Apparel & Jewelry		
Tenant	% ARI	Investment Grade
Duluth Trading	0.3%	
Other	—%	
Total	**0.3%**	

NOTE: Amounts may not total due to rounding.

27 www.VEREIT.com | NYSE: VER | © 2020 VEREIT, Inc.

VEREIT

Key Financial Highlights Q2 2020 a …#†

Capital Structure Overview KEY FINANCIALS Q2-2020 Capitalization Credit Metric Summary 6/30/2020 Adjusted Principal Outstanding ($bn) 6.1 Net Debt to Normalized EBITDA Annualized1 6.08x Fixed Charge Coverage Ratio 3.08x Interest Coverage Ratio 3.75x Net Debt Leverage Ratio 39.5% 6/30/2020 Common equity 50.3% Unencumbered Asset Ratio 81.2% Corporate bonds 25.0% Secured Debt Ratio 10.0% Mortgage notes payable 10.1% Credit facility term loan 6.5% Total Unencumbered Assets ($bn) 11.9 Preferred equity2 5.6% Convertible notes 2.0% Unconsolidated joint ventures' pro rata share 0.5% Fixed Rate 84.7% 1) Excluding the effects of portfolio enhancing abatement amendments which largely impact second quarter revenue, Net Swapped to Fixed Rate 14.8% Debt to Normalized EBITDA would have been 5.8x. 2) On July‚22, 2020, the Company redeemed 6.0 million shares of Series F Preferred Stock at a redemption price of $25.00 per Variable Rate 0.5% share by using $150.0 million. 29 www.VEREIT.com | NYSE: VER | Å 2020 VEREIT, Inc.

Debt Maturity Profile Dollars in millions KEY FINANCIALS ‡ Weighted average debt term is 4.8 years $1,500 ‡ Weighted average interest rate is 4.19% $1,175 $1,039 $1,000 $551 $601 $601 $601 $601 $500 $350 $299 $267 $1 $0 2020 2021 2022 2023 2024 2025 2026 2027 2028 2029 Thereafter Mortgage notes payable Convertible notes Corporate bonds Credit facility-term loan Unconsolidated joint ventures' pro rata share 25% 19.2% 20% 17.1% 15% 9.1% 9.9% 9.9% 9.9% 9.9% 10% 5.7% 4.9% 4.4% 5% Å% 0% 2020 2021 2022 2023 2024 2025 2026 2027 2028 2029 Thereafter 30 www.VEREIT.com | NYSE: VER | Å 2020 VEREIT, Inc.

Quarter Highlights Q2 2020 a …#†

Q2 2020 Highlights HIGHLIGHTS & GUIDANCE Rent Collection for the Quarter of 85% Which Increased to 91% for July Liquidity Increased from $1.2 Billion to $1.8 Billion with $600.0 Million Bond Issuance Q2 2020 Highlights ‡ Net income of $54.2 million and net income per diluted share of $0.04 ‡ Achieved $0.15 AFFO per diluted share ‡ Rent collection for the quarter of 85% which increased to 91% for July ‡ Acquisitions totaled $10.0 million in the second quarter and $156.2 million year-to-date ‡ Dispositions totaled $66.2 million in the second quarter and $200.3 million year-to-date, including the Company's share of dispositions contributed to the office partnership of $70.2 million ‡ Issued $600.0 million aggregate principal amount of 3.40% senior notes due 2028 to ultimately refinance its 3.75% convertible senior notes due December 2020, redeem $150.0 million of VEREITƒs 6.7% Series F preferred stock, and to repay borrowings under the Operating Partnership's revolving credit facility ‡ Total debt decreased from $6.31 billion to $5.97 billion; Net Debt decreased from $5.82 billion to $5.80 billion, or 39.5% Net Debt to Gross Real Estate Investments ‡ Net Debt to Normalized EBITDA ended at 6.1x which includes the negative effects of portfolio enhancing abatement amendments, which largely impact second quarter revenue. Excluding this, Net Debt to Normalized EBITDA would have been 5.8x. 32 www.VEREIT.com | NYSE: VER | Å 2020 VEREIT, Inc.

Contact Us CONTACT General Phone Number Registered Stockholders Follow Us 800.606.3610 Computershare Trust Company, N.A. LinkedIn (Transfer Agent) www.linkedin.com/company/vereit Phoenix PO Box 505000 2325 East Camelback Road Louisville, KY 40233-5000 Twitter 9th Floor twitter.com/vereitinc Phoenix, AZ 85016 By overnight delivery 602.778.6000 Computershare Trust Company, N.A. YouTube 462 South 4th Street, Suite 1600 https://www.youtube.com/channel/ New York City Louisville, KY 40202 UCUNu7AUOolITuwpNhr2JEGg 19 West 44th Street Suite 1401 Telephone inquiries Flickr New York, NY 10036 TFN 855.866.0787 https://www.flickr.com/ 212.413.9100 (US, CA, Puerto Rico) photos/143027056@N07/ TN 732.645.4073 Investor Relations (non-US) 877.405.2653 InvestorRelations@VEREIT.com Email web.queries@computershare.com 33 www.VEREIT.com | NYSE: VER | Å 2020 VEREIT, Inc.

Definitions & Reconciliations Q2 2020 a …#†

Definitions

INVESTOR REVIEW

Annualized Rental Income is rental revenue under our leases on Operating Properties on a straight-line basis, which includes the effect of rent escalations and any tenant concessions, such as free rent, and our pro rata share of such revenues from properties owned by unconsolidated joint ventures. Annualized Rental Income excludes any adjustments to rental income due to changes in the collectability assessment, contingent rent, such as percentage rent, and operating expense reimbursements. Management uses Annualized Rental Income as a basis for tenant, industry and geographic concentrations and other metrics within the portfolio. Annualized Rental Income is not indicative of future performance.

Earnings Before Interest, Taxes, Depreciation and Amortization ("EBITDA"), EBITDA for Real Estate ("EBITDAre"), Normalized EBITDA and Normalized EBITDA Adjusted for Abated Rent

Due to certain unique operating characteristics of real estate companies, as discussed below, the National Association of Real Estate Investment Trusts, Inc. ("Nareit"), an industry trade group, has promulgated a supplemental performance measure known as Earnings Before Interest, Taxes, Depreciation and Amortization for Real Estate. Nareit defines EBITDAre as net income or loss computed in accordance with GAAP, adjusted for interest expense, income tax expense (benefit), depreciation and amortization, impairment write-downs on real estate, gains or losses from disposition of property and our pro rata share of EBITDAre adjustments related to unconsolidated partnerships and joint ventures. We calculated EBITDAre in accordance with Nareit's definition described above.

In addition to EBITDAre, we use Normalized EBITDA and Normalized EBITDA Adjusted for Abated Rent as non-GAAP supplemental performance measures to evaluate the operating performance of the Company. Normalized EBITDA, as defined by the Company, represents EBITDAre, modified to exclude non-routine items such as acquisition-related expenses, litigation and non-routine costs, net, net revenue or expense earned or incurred that is related to the services agreement associated with a discontinued operation, gains or losses on sale of investment securities or mortgage notes receivable, payments on fully reserved loan receivables and restructuring expenses. We also exclude certain non-cash items such as impairments of goodwill and intangible assets, gains or losses on derivatives, gains or losses on the extinguishment or forgiveness of debt, write-off of program development costs, and amortization of intangibles, above-market lease assets and below-market lease liabilities.

Normalized EBITDA omits the Normalized EBITDA impact of Excluded Properties. Management believes that excluding these costs provides investors with supplemental performance information that is consistent with the performance models and analysis used by management, and provides investors a view of the performance of our portfolio over time. Management also believes that Normalized EBITDA Adjusted for Abated Rent is useful to investors because the period for which rent is abated is less than 12 months and therefore should not be annualized. Therefore, EBITDA, EBITDAre , Normalized EBITDA and Normalized EBITDA Adjusted for Abated Rent should not be considered as an alternative to net income, as computed in accordance with GAAP. The Company uses Normalized EBITDA as one measure of its operating performance when formulating corporate goals and evaluating the effectiveness of the Company's strategies. EBITDA, EBITDAre, Normalized EBITDA and Normalized EBITDA Adjusted for Abated Rent may not be comparable to similarly titled measures of other companies.

Economic Occupancy Rate equals the sum of Leased Square Feet divided by Rentable Square Feet.

Excluded Properties are properties for which (i) the related mortgage loan is in default, and (ii) management decides to transfer the properties to the lender in connection with settling the mortgage note obligation. Certain non-GAAP measures and operating metrics omit the impact of such properties for the month beginning with the date that such criteria are met and ending with the disposition date, in order to better reflect the ongoing operations of the Company.

At and during the three months ended June 30, 2020 and March 31, 2020, there were no Excluded Properties.

Fixed Charge Coverage Ratio is the sum of (i) Interest Expense, excluding non-cash amortization, (ii) secured debt principal amortization on Adjusted Principal Outstanding and (iii) dividends attributable to preferred shares divided by Normalized EBITDA. Management believes that Fixed Charge Coverage Ratio is a useful supplemental measure of our ability to satisfy fixed financing obligations.

35 www.VEREIT.com | NYSE: VER | © 2020 VEREIT, Inc.

VEREIT

Definitions INVESTOR REVIEW Funds from Operations ("FFO") and Adjusted Funds from Operations ("AFFO") For all of these reasons, we believe FFO and AFFO, in addition to net income (loss), as defined Due to certain unique operating characteristics of real estate companies, as discussed below, by GAAP, are helpful supplemental performance measures and useful in understanding the Nareit has promulgated a supplemental performance measure known as FFO, which we various ways in which our management evaluates the performance of the Company over believe to be an appropriate supplemental performance measure to reflect the operating time. However, not all REITs calculate FFO and AFFO the same way, so comparisons with performance of a REIT. FFO is not equivalent to our net income or loss as determined under other REITs may not be meaningful. FFO and AFFO should not be considered as alternatives GAAP. to net income (loss) and are not intended to be used as a liquidity measure indicative of cash flow available to fund our cash needs. Neither the SEC, Nareit, nor any other regulatory Nareit defines FFO as net income or loss computed in accordance with GAAP adjusted for body has evaluated the acceptability of the exclusions used to adjust FFO in order to gains or losses from disposition of property, depreciation and amortization of real estate calculate AFFO and its use as a non-GAAP financial performance measure. assets, impairment write-downs on real estate, and our pro rata share of FFO adjustments related to unconsolidated partnerships and joint ventures. We calculate FFO in accordance Gross Real Estate Investments represent total gross real estate and related assets of with Nareit's definition described above. Operating Properties, equity investments in the Cole REITs, investment in direct financing In addition to FFO, we use AFFO as a non-GAAP supplemental financial performance leases, investment securities backed by real estate and mortgage notes receivable, and the measure to evaluate the operating performance of the Company.€AFFO, as defined by the Company's pro rata share of such amounts related to properties owned by unconsolidated Company, excludes from FFO non-routine items such as acquisition-related expenses, joint ventures, net of gross intangible lease liabilities. litigation and non-routine costs, net, net revenue or expense earned or incurred that is We believe that the presentation of Gross Real Estate Investments, which shows our total related to the services agreement associated with a discontinued operation, gains or losses investments in real estate and related assets, in connection with Net Debt provides useful on sale of investment securities or mortgage notes receivable, payments on fully reserved information to investors to assess our overall financial flexibility, capital structure and loan receivables and restructuring expenses. We also exclude certain non-cash items such leverage. Gross Real Estate Investments should not be considered as an alternative to the as impairments of goodwill and intangible assets, straight-line rent, net direct financing Company's real estate investments balance as determined in accordance with GAAP or any lease adjustments, gains or losses on derivatives, reserves for loan loss, gains or losses on other GAAP financial measures and should only be considered together with, and as a the extinguishment or forgiveness of debt, non-current portion of the tax benefit or supplement to, the Company's financial information prepared in accordance with GAAP. expense, equity-based compensation and amortization of intangible assets, deferred financing costs, premiums and discounts on debt and investments, above-market lease Interest Coverage Ratio equals Normalized EBITDA divided by Interest Expense, excluding assets and below-market lease liabilities. non-cash amortization. Management believes that Interest Coverage Ratio is a useful supplemental measure of our ability to service our debt obligations. We omit the impact of the Excluded Properties and related non-recourse mortgage notes from FFO to calculate AFFO. Management believes that excluding these costs from FFO provides investors with supplemental performance information that is consistent with the performance models and analysis used by management, and provides investors a view of the performance of our portfolio over time. AFFO allows for a comparison of the performance of our operations with other publicly-traded REITs, as AFFO, or an equivalent measure, is routinely reported by publicly-traded REITs, and we believe often used by analysts and investors for comparison purposes. 36 www.VEREIT.com | NYSE: VER | Å 2020 VEREIT, Inc.

Definitions

INVESTOR REVIEW

Interest Expense, excluding non-cash amortization is a non-GAAP measure that represents interest expense incurred on the outstanding principal balance of our debt and the Company's pro rata share of the unconsolidated joint ventures' outstanding principal balance. This measure excludes (i) the amortization of deferred financing costs, premiums and discounts, which is included in interest expense in accordance with GAAP, and (ii)the impact of Excluded Properties and related non-recourse mortgage notes. We believe that the presentation of Interest Expense, excluding non-cash amortization, which shows the interest expense on our contractual debt obligations, provides useful information to investors to assess our overall solvency and financial flexibility. Interest Expense, excluding non-cash amortization should not be considered as an alternative to the Company's interest expense as determined in accordance with GAAP or any other GAAP financial measures and should only be considered together with and as a supplement to the Company's financial information prepared in accordance with GAAP.

Leased Square Feet is Rentable Square Feet leased (including month-to-month agreements).

Net Debt, Principal Outstanding and Adjusted Principal Outstanding

Principal Outstanding is a non-GAAP measure that represents the Company's outstanding principal debt balance, excluding certain GAAP adjustments, such as premiums and discounts, financing and issuance costs, and related accumulated amortization. Adjusted Principal Outstanding includes the Company's pro rata share of the unconsolidated joint ventures' outstanding principal debt balance and omits the outstanding principal balance of mortgage notes secured by Excluded Properties. We believe that the presentation of Principal Outstanding and Adjusted Principal Outstanding, which show our contractual debt obligations, provides useful information to investors to assess our overall financial flexibility, capital structure and leverage. Principal Outstanding and Adjusted Principal Outstanding should not be considered as alternatives to the Company's consolidated debt balance as determined in accordance with GAAP or any other GAAP financial measures and should only be considered together with, and as a supplement to, the Company's financial information prepared in accordance with GAAP.

Net Debt is a non-GAAP measure used to show the Company's Adjusted Principal Outstanding, less all cash and cash equivalents and the Company's pro rata share of unconsolidated joint ventures' cash and cash equivalents. As discussed in the About the Data section, Net Debt at September 30, 2019 includes the impact of the amounts payable in cash pursuant to the Class Action Settlement. We believe that the presentation of Net Debt provides useful information to investors because our management reviews Net Debt as part of its management of our overall liquidity, financial flexibility, capital structure and leverage.

Net Debt Leverage Ratio equals Net Debt divided by Gross Real Estate Investments. We believe that the presentation of Net Debt Leverage Ratio provides useful information to investors because our management reviews Net Debt Leverage Ratio as part of its management of our overall liquidity, financial flexibility, capital structure and leverage.

Net Debt to Normalized EBITDA Annualized Ratio ("Net Debt to Normalized EBITDA") equals Net Debt divided by the respective quarter Normalized EBITDA multiplied by four. We believe that the presentation of Net Debt to Normalized EBITDA Annualized provides useful information to investors because our management reviews Net Debt to Normalized EBITDA Annualized as part of its management of our overall liquidity, financial flexibility, capital structure and leverage.

Net Debt to Normalized EBITDA Adjusted for Abatements Annualized Ratio equals Net Debt divided by the respective quarter Normalized EBITDA Adjusted for Abatements multiplied by four. Management believes that Net Debt to Normalized EBITDA Adjusted for Abated Rent Annualized is useful to investors because the period for which rent is abated is less than 12 months and therefore should not be annualized.

Operating Properties refers to all properties owned and consolidated by the Company except Excluded Properties as of the reporting date.

Rentable Square Feet is leasable square feet of Operating Properties and the Company's pro rata share of leasable square feet of properties owned by unconsolidated joint ventures. Rentable Square Feet at June 30, 2020 excludes the square feet of one redevelopment property.

Secured Debt Ratio equals secured Adjusted Principal Outstanding divided by Gross Real Estate Investments.

Unencumbered Asset Ratio equals unencumbered Gross Real Estate Investments divided by Gross Real Estate Investments. Management believes that Unencumbered Asset Ratio is a useful supplemental measure of our overall liquidity and leverage.

Weighted Average Remaining Lease Term is the number of years remaining on each respective lease, weighted based on Annualized Rental Income.

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VEREIT

Reconciliations (unaudited, in thousands) INVESTOR REVIEW FFO Three Months Ended June 30, 2020 Net income $ 54,239 Dividends on non-convertible preferred stock (12,948) Gain on disposition of real estate assets, net (8,795) Depreciation and amortization of real estate assets 110,207 Impairment of real estate 12,094 Proportionate share of adjustments for unconsolidated entities 1,146 FFO attributable to common stockholders and limited partners $ 155,943 38 www.VEREIT.com | NYSE: VER | Å 2020 VEREIT, Inc.

Reconciliations (unaudited, in thousands, except share and per share data) INVESTOR REVIEW AFFO Three Months Ended June 30, 2020 FFO attributable to common stockholders and limited partners $ 155,943 Acquisition-related expenses 1,169 Litigation and non-routine costs, net (118) Loss on investments 142 Amortization of premiums and discounts on debt and investments, net (362) Amortization of above-market lease assets and deferred lease incentives, net of amortization of below-market lease liabilities 788 Net direct financing lease adjustments 372 Amortization and write-off of deferred financing costs 2,898 Loss on extinguishment and forgiveness of debt, net 200 Straight-line rent (3,404) Equity-based compensation 3,857 Other adjustments, net 441 Proportionate share of adjustments for unconsolidated entities (843) AFFO attributable to common stockholders and limited partners $ 161,083 Weighted-average shares outstanding - basic 1,078,366,566 Effect of weighted-average Limited Partner OP Units and dilutive securities 1,186,500 Weighted-average shares outstanding - diluted 1,079,553,066 AFFO attributable to common stockholders and limited partners per diluted share $ 0.149 39 www.VEREIT.com | NYSE: VER | Å 2020 VEREIT, Inc.

Reconciliations

(unaudited, dollars in thousands)

INVESTOR REVIEW

EBITDA and Normalized EBITDA

	Three Months Ended		
	June 30, 2020	March 31, 2020	December 31, 2014
Net income (loss)	$ 54,239	$ 86,863	$ (360,427)
Adjustments:			
Interest expense	65,613	64,696	126,157
Depreciation and amortization	110,599	124,080	226,272
Provision for (benefit from) income taxes	1,053	1,048	(26,571)
Proportionate share of adjustments for unconsolidated entities	1,775	1,761	3,402
EBITDA	$ 233,279	$ 278,448	$ (31,167)
(Gain) loss on disposition of real estate assets, including joint ventures, net	(8,795)	(25,249)	1,263
Impairment of real estate	12,094	8,380	96,692
EBITDAre	$ 236,578	$ 261,579	$ 66,788
Payments received on fully reserved loans	—	—	—
Acquisition-related expenses	1,169	1,523	4,324
Litigation and non-routine costs, net	(118)	(8,564)	24,333
Loss on investments	142	541	—
Loss on derivative instruments, net	—	—	172
Amortization of above-market lease assets and deferred lease incentives, net of amortization of below-market lease liabilities	788	748	1,475
Loss on extinguishment and forgiveness of debt, net	200	1,280	605
Net direct financing lease adjustments	372	365	448
Legal settlements	—	—	(60,000)
Program development costs write-off	—	—	13,109
Other adjustments, net	54	(205)	335
Proportionate share of adjustments for unconsolidated entities	(706)	(36)	1,086
Normalized EBITDA	$ 238,479	$ 257,231	$ 362,119
Abated rent	$ 11,184	$ —	$ —
Normalized EBITDA Adjusted for Abated Rent	$ 249,663	$ 257,231	$ 362,119
Normalized EBITDA Annualized	$ 953,916	$ 1,028,924	$ 1,448,476
Normalized EBITDA Adjusted for Abated Rent Annualized	$ 998,652	$ 1,028,924	$ 1,448,476

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VEREIT

Reconciliations

(unaudited, dollars in thousands)

INVESTOR REVIEW

Debt, Net Debt to Normalized EBITDA and Net Debt to Normalized EBITDA Adjusted for Abated Rent

	June 30, 2020	March 31, 2020	December 31, 2014
Mortgage notes payable and other debt, net	$ 1,393,652	$ 1,405,701	$ 3,773,922
Corporate bonds, net	3,404,935	2,814,474	2,531,081
Convertible debt, net	270,152	319,120	952,856
Credit facility, net	896,314	1,767,306	3,167,919
Total debt - as reported	**$ 5,965,053**	**$ 6,306,601**	**$ 10,425,778**
Deferred financing costs, net	41,152	37,896	88,003
Net discounts (premiums)	11,860	6,389	(44,660)
Principal Outstanding	**$ 6,018,065**	**$ 6,350,886**	**$ 10,469,121**
Unconsolidated joint ventures' pro rata share	68,360	68,360	—
Adjusted Principal Outstanding	**$ 6,086,425**	**$ 6,419,246**	**$ 10,469,121**
Cash and cash equivalents	(278,883)	(600,945)	(416,711)
Pro rata share of unconsolidated joint ventures' cash and cash equivalents	(3,433)	(2,567)	—
Net Debt	**$ 5,804,109**	**$ 5,815,734**	**$ 10,052,410**
Normalized EBITDA Annualized	953,916	1,028,924	1,448,476
Net Debt to Normalized EBITDA Annualized Ratio	**6.08x**	**5.65x**	**6.94x**

	June 30, 2020	December 31, 2014
Net Debt	**$ 5,804,109**	**$ 10,052,410**
Normalized EBITDA Adjusted for Abated Rent Annualized	998,652	1,448,476
Net Debt to Normalized EBITDA Adjusted for Abated Rent Annualized Ratio	**5.81x**	**6.94x**

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VEREIT

Reconciliations (unaudited, dollars in thousands) INVESTOR REVIEW Interest Three Months Ended June 30, 2020 June 30, 2020 Interest expense - as reported $ 65,613 Net Debt $ 5,804,109 Amortization of deferred financing costs and other non-cash Gross Real Estate Investments 14,704,629 charges (2,995) Net Debt Leverage Ratio 39.5% Amortization of net premiums 459 Unconsolidated joint ventures' pro rata share 559 Unencumbered Gross Real Estate Investments $ 11,933,717 Interest Expense, excluding non-cash amortization $ 63,636 Gross Real Estate Investments 14,704,629 Unencumbered Asset Ratio 81.2% Secured Adjusted Principal Outstanding $ 1,464,792 Gross Real Estate Investments 14,704,629 Secured Debt Ratio 10.0% Financial and Operations Statistics and Ratios Three Months Ended June 30, 2020 June 30, 2020 Interest Expense, excluding non-cash amortization $ 63,636 Total real estate investments, at cost - as reported $ 14,714,616 Normalized EBITDA 238,479 Adjustments: Investment in Cole REITs 6,867 Interest Coverage Ratio 3.75x Gross assets held for sale 54,046 Interest Expense, excluding non-cash amortization $ 63,636 Investment in direct financing leases, net 8,579 Mortgage notes receivable, net 9,959 Secured debt principal amortization 861 Gross below market leases (236,324) Dividends attributable to preferred shares 12,948 Unconsolidated joint ventures' pro rata share 146,886 Total fixed charges 77,445 Gross Real Estate Investments $ 14,704,629 Normalized EBITDA 238,479 Fixed Charge Coverage Ratio 3.08x 42 www.VEREIT.com | NYSE: VER | Å 2020 VEREIT, Inc.